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                                                     Exhibit (4)-1
                                                     Commonwealth Edison Company
                                                     Form S-3
                                                     File No. 33-



                              CERTIFICATE OF TRUST


     The undersigned, the trustees of ComEd Financing I desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. (S) 3810, hereby certify as follows:

          1. The name of the business trust being formed hereby (the "Trust") is "ComEd Financing I".

          2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware 19890

          3. This Certificate of Trust shall be effective as of the date of filing.


Dated:  July 19, 1995



                              /s/ John C. Bukovski
                              ---------------------------------
                              John C. Bukovski, as Trustee



                              /s/ Dennis F. O'Brien
                              ---------------------------------
                              Dennis F. O'Brien, as Trustee


                              WILMINGTON TRUST COMPANY, as
                                Trustee



                              By: /s/ Emmett R. Harmon
                                 ------------------------------
                                 Name:  Emmett R. Harmon
                                 Title: Vice President